Exhibit 99.1

Red Cat Holdings Appoints Experienced Venture Capitalist and Cargo Drone Entrepreneur Christopher R. Moe to its Board of Directors

HUMACAO, Puerto Rico, February 16, 2022 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a hardware-enabled software provider to the drone industry, today announced that Christopher R. Moe, a seasoned business executive, has been appointed to its Board of Directors.

“Christopher’s extensive experience in operational finance, venture capital, M&A, and corporate finance transactions in the transportation industry -- along with his current role as CFO of an autonomous cargo delivery drone developer and manufacturer -- make him an excellent addition to our already strong Board of Directors,” commented Jeff Thompson, Red Cat’s founder and CEO. “We look forward to Christopher’s guidance as we look to scale our drone manufacturing and expand our commercial and government sales.”

Since 2018, Mr. Moe has served as the CFO and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery drone developer and producer. He is also the Chairman, CEO, and co-founder of ProBrass Inc. and was previously CFO of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd, which manufactures electric motorcycles, and CFO and a Director of Vectrix Corporation.

His experience also includes serving as Managing Director at GH Ventures and Kirkland Investment Corp. and as Vice President at Wasserstein, Perella & Co. and Citicorp’s Leveraged Capital Group. Mr. Moe served as a Captain in the U.S. Marines and was deployed twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

“Red Cat has incredible potential to be a leader in the small drone market. Its current traction in the military segment, established leadership in the consumer goggle market, and opportunities within the enterprise and inspection markets are all key drivers of the Company’s future success. I look forward to working with this exciting company and helping Red Cat achieve its growth potential,” added Mr. Moe.

About Red Cat Holdings, Inc.
Red Cat provides drone-based products, services, and solutions through its five subsidiaries and services the enterprise, military, and consumer markets. Teal Drones is a leader in unmanned aircraft systems (UAS), and its Golden Eagle is one of only five drones approved by the Department of Defense for reconnaissance, public safety, and inspection applications. Skypersonic's technology enables drones to complete inspection services in locations where GPS is not available, yet still record and transmit data even while being operated from thousands of miles away. Fat Shark is a leading provider of First Person View (FPV) video goggles. Rotor Riot, LLC is a reseller of FPV drones and equipment, primarily to the consumer marketplace. Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:
INVESTORS:

CORE IR
Phone: (516) 222-2560
E-mail: Investors@redcat.red
Website: https://www.redcatholdings.com/